UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 30, 2026, Stratus and certain of its wholly-owned subsidiaries named below (the Subsidiary Borrowers, and collectively with Stratus, the Borrowers), as borrowers, and Comerica Bank, as lender, entered into the Tenth Modification Agreement (the Tenth Modification), which amends that certain Loan Agreement dated June 29, 2018 by and between the Borrowers and Comerica Bank (the Loan Agreement), and that certain Second Amended and Restated Revolving Promissory Note dated March 25, 2025 by and between the Borrowers and Comerica Bank (the Note), each as previously amended. The Subsidiary Borrowers are Stratus Properties Operating Co., L.P., a Delaware limited partnership, Circle C Land, L.P., a Texas limited partnership, The Villas at Amarra Drive, L.L.C., a Texas limited liability company, and Stratus Lakeway Center, L.L.C., a Texas limited liability company.

The Loan Agreement and Note provide for a secured revolving credit facility. The Tenth Modification amends the Loan Agreement and Note to extend the maturity date to March 27, 2028. At January 30, 2026, the borrowing base limit was $27.4 million, and the Borrowers had $17.4 million available under the facility, net of letters of credit totaling $10.0 million that have been issued under the facility.

The foregoing description of the Tenth Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Tenth Modification, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 30, 2026, Stratus Kingwood Place, L.P. (Seller), a Texas limited partnership and a subsidiary of Stratus Properties Inc. (Stratus), completed the previously disclosed disposition of the real and personal property associated with the Kingwood Place project to CH Realty X/R Houston Kingwood Place, L.P., a Delaware limited partnership (Purchaser), for a purchase price of $60.8 million in cash. The sale was made pursuant to an Agreement of Sale and Purchase, as amended, between Seller and Purchaser (the Kingwood Purchase Agreement). Stratus owns approximately 60% of Kingwood Place through a limited partnership with equity investors. Pre-tax net cash proceeds were approximately $27.1 million, after selling costs and payment of the project loan. After establishing a reserve for remaining costs of the partnership, Stratus received a cash distribution of approximately $16.2 million from the partnership in connection with the sale and $10.6 million of the net proceeds were distributed to the noncontrolling interest owners.

Kingwood Place was Stratus’ H-E-B grocery-anchored, mixed-use development located in Kingwood, Texas (in the greater Houston area), including 151,877 square feet of retail lease space, anchored by a 103,000-square-foot H-E-B grocery store, and five pad sites.

The foregoing description of the Kingwood Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Kingwood Purchase Agreement, as amended, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, and are incorporated herein by reference.

Item 8.01. Other Events.

On February 5, 2026, Stratus issued a press release, titled “Stratus Properties Inc. Completes Sale of Kingwood Place for $60.8 Million.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial statements were derived from Stratus’ historical financial statements and are being presented to give effect to (1) the disposition of Lantana Place – Retail for pre-tax net cash proceeds of $26.9 million after selling costs and payment of the project loan, as reported in

Stratus’ Current Report on Form 8-K dated November 20, 2025 (the Lantana Place – Retail Disposition) and (2) the disposition of Kingwood Place for pre-tax net cash proceeds of $27.1 million after selling costs and payment of the project loan, as described above in Item 2.01 of this report (the Kingwood Place Disposition).

Presented below are the following unaudited pro forma financial statements:
•Condensed consolidated balance sheet as of September 30, 2025, as adjusted assuming the Lantana Place – Retail Disposition and the Kingwood Place Disposition had occurred on September 30, 2025; and
•Condensed consolidated statements of operations for the year ended December 31, 2024, and the nine months ended September 30, 2025, as adjusted assuming the Lantana Place – Retail Disposition and the Kingwood Place Disposition had occurred on January 1, 2024.

The unaudited pro forma condensed financial statements are prepared in accordance with Rule 8-05 and Article 11 of Regulation S-X. The pro forma adjustments have been made solely for the purpose of providing pro forma financial information as required by the U.S. Securities and Exchange Commission (SEC) rules. Differences between these pro forma adjustments and the final accounting for Lantana Place – Retail Disposition and the Kingwood Place Disposition may be material. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report.

The pro forma financial information is provided for informational purposes only and is not representative or necessarily indicative of what the actual consolidated results of operations or the consolidated financial position of Stratus would have been had the Lantana Place – Retail Disposition and the Kingwood Place Disposition occurred on the dates assumed, nor are they necessarily representative or indicative of Stratus’ future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with (i) the accompanying notes to the pro forma financial information (ii) the Current Report on Form 8-K filed with the SEC on October 23, 2025 (for reporting the Lantana Place – Retail purchase agreement), (iii) the Current Report on Form 8-K filed with the SEC on November 20, 2025 (for reporting the Lantana Place – Retail Disposition), (iv) the Current Report on Form 8-K filed with the SEC on December 22, 2025 (for reporting the Kingwood Purchase Agreement), (v) the historical audited consolidated financial statements and accompanying notes of Stratus contained in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025 (2024 Form 10-K), and (vi) the historical unaudited condensed consolidated financial statements and accompanying notes of Stratus contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 12, 2025 (Third Quarter 2025 Form 10-Q).

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2025
(In Thousands)

	Historical (1)	Lantana Place – Retail Adjustments (2)	Kingwood Place Adjustments (3)	Pro Forma
ASSETS
Cash and cash equivalents	$55,040	$26,925	$16,425	$98,390
Restricted cash	483	—	—	483
Real estate held for sale	11,584	—	—	11,584
Real estate under development	182,775	—	—	182,775
Land available for development	76,281	—	(1,912)	74,369
Real estate held for investment, net	226,776	(26,142)	(31,771)	168,863
Lease right-of-use assets	9,537	—	—	9,537
Deferred tax assets	153	—	—	153
Other assets	9,933	(3,225)	(2,656)	4,052
Total assets	$572,562	(2,442)	(19,914)	550,206

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$8,480	—	—	8,480
Accrued liabilities, including taxes	6,657	(773)	(407)	5,477
Debt	203,898	(29,451)	(32,550)	141,897
Lease liabilities	15,219	—	—	15,219
Deferred gain	1,087	—	—	1,087
Other liabilities	5,135	(742)	(319)	4,074
Total liabilities	240,476	(30,966)	(33,276)	176,234

Total equity	332,086	28,524	13,362	373,972
Total liabilities and equity	$572,562	(2,442)	(19,914)	550,206

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)Stratus’ historical financial information has been derived from its Third Quarter 2025 Form 10-Q.
(2)Pro forma adjustments reflect the Lantana Place – Retail Disposition for pre-tax net cash proceeds of $26.9 million after the use of a portion of the proceeds to pay the full outstanding balance of the project loan ($29.8 million). The pre-tax net cash proceeds exclude any settlement prorations upon closing of the transaction.

A reconciliation of the sale price to net cash proceeds follows (in thousands):

Sale price	$57,500
Buyer credit	(125)
Selling costs	(650)
Lantana Place project loan principal balance	(29,800)
Net cash proceeds	$26,925
(3)Pro forma adjustments reflect the Kingwood Place Disposition for pre-tax net cash proceeds of $27.1 million after the use of a portion of the proceeds to pay the full outstanding balance of the project loan ($33.0 million). The pre-tax net cash proceeds exclude any settlement prorations upon closing of the transaction. A reserve was established for remaining costs of the partnership.

A reconciliation of the sale price to net cash proceeds follows (in thousands):

Sale price	$60,800
H-E-B Profit Participation	(78)
Selling costs	(653)
Kingwood Place project loan principal balance	(33,000)
Net cash proceeds	27,069
Distribution to noncontrolling interest owners	(10,644)
Stratus net cash proceeds including reserve established for remaining costs of the partnership	$16,425

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)

	Nine Months Ended September 30, 2025
		Adjustments
	Historical (1)	Lantana Place – Retail (2)	Kingwood Place (3)	Other (4)	Pro Forma
Revenues	$21,617	$(3,842)	$(3,079)	$—	$14,696
Cost of sales	27,790	(2,356)	(1,727)	—	23,707
General and administrative expenses	11,474	—	—	—	11,474
Gain on sale of assets	(5,200)	—	—	—	(5,200)
Operating loss	(12,447)	(1,486)	(1,352)	—	(15,285)
Interest expense, net	(1,026)	1,562	1,666	(2,202)	—
Loss on interest rate cap agreements	(23)	—	—	—	(23)
Loss on extinguishment of debt	(216)	55	—	—	(161)
Other loss, net	(181)	—	(34)	—	(215)
(Provision for) benefit from income taxes (6)	(166)	(12)	(52)	462	232
Net (loss) income and total comprehensive (loss) income	(14,059)	119	228	(1,740)	(15,452)
Total comprehensive loss attributable to noncontrolling interests	6,466	—	107	—	6,573
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(7,593)	$119	$335	$(1,740)	$(8,879)

Basic and diluted net loss per share attributable to common stockholders	$(0.94)				$(1.10)

Basic and diluted weighted-average common shares outstanding (7)	8,051				8,051

	Year Ended December 31, 2024
		Adjustments
	Historical (1)	Lantana Place – Retail (2)	Kingwood Place (3)	Other (4)	Pro Forma
Revenues	$54,183	$(5,205)	$(4,055)	$—	$44,923
Cost of sales	43,012	(2,865)	(2,221)	—	37,926
General and administrative expenses	14,952	—	—	—	14,952
Profit participation in sale of Kingwood (5)	—	—	78	—	78
Gain on sale of assets	(1,626)	(27,510)	(22,969)	—	(52,105)
Operating (loss) income	(2,155)	25,170	21,057	—	44,072
Interest expense, net	—	1,545	2,452	(3,997)	—
Loss on extinguishment of debt	(69)	(332)	(373)	—	(774)
Other income, net	758	—	(6)	—	752
(Provision for) benefit from income taxes (6)	(442)	(5,633)	(3,058)	839	(8,294)
Net (loss) income and total comprehensive (loss) income	(1,908)	20,750	20,072	(3,158)	35,756
Total comprehensive loss (income) attributable to noncontrolling interests	3,864	—	(8,829)	—	(4,965)
Net income and total comprehensive income attributable to common stockholders	$1,956	$20,750	$11,243	$(3,158)	$30,791

Net income per share attributable to common stockholders
Basic	$0.24				$3.82
Diluted	$0.24				$3.76

Weighted-average common shares outstanding (7)
Basic	8,059				8,059
Diluted	8,189				8,189

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(1)Stratus’ historical financial information has been derived from its Third Quarter 2025 Form 10-Q and 2024 Form 10-K, as applicable.
(2)Pro forma adjustments reflect the Lantana Place – Retail Disposition, including a pre-tax gain of approximately $27.5 million in 2024, and use of a portion of the net cash proceeds to pay the full outstanding balance of the project loan.
(3)Pro forma adjustments reflect the Kingwood Place Disposition, including an estimated pre-tax gain, net of noncontrolling interests, of approximately $13.7 million in 2024, and use of a portion of the net cash proceeds to pay the full outstanding balance of the project loan. The estimated gain was calculated based on estimated January 30, 2026 balances.
(4)All periods presented include adjustments to capitalized interest and the corresponding effect on income taxes.
(5)H-E-B has profit participation rights in the Kingwood Place project. H-E-B is entitled to receive 10% of any cash flow from operations or profit from the sale of the property after Stratus received a return of its equity plus a preferred return of 10%.

(6)The effect on income taxes of the pro forma adjustments has been computed based on the statutory rates in effect during the periods presented.
(7)The historical weighted-average shares of common stock outstanding exclude approximately 157 thousand shares for the first nine months of 2025 that were anti-dilutive as a result of the net loss for the period and 14 thousand shares for the year 2024 that were anti-dilutive.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Tenth Modification Agreement by and between Stratus Properties Inc., certain of its subsidiaries and Comerica Bank, effective as of January 30, 2026.
2.1†	Agreement of Sale and Purchase by and between Stratus Kingwood Place, L.P., as seller, and CH Realty X/R Houston Kingwood Place, L.P., as purchaser, dated as of December 18, 2025.
2.2†
First Amendment to Agreement of Sale and Purchase by and between Stratus Kingwood Place, L.P., as seller, and CH Realty X/R Houston Kingwood Place, L.P., as purchaser, effective as of December 31, 2025.

99.1	Press release dated February 5, 2026, titled “Stratus Properties Inc. Completes Sale of Kingwood Place for $60.8 Million.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
† Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer (authorized signatory and Principal Financial Officer and Principal Accounting Officer)

Date: February 5, 2026